Business Advantage No. 6, Inc.

A Nevada Corporation

Articles of Incorporation

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned has this day formed a corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to Chapter 78 of the Nevada Revised Statutes.

I DO HEREBY CERTIFY:

1. NAME. The name of the corporation, which is hereinafter referred to as "the corporation", is:

Business Advantage No. 6, Inc.

2. REGISTERED OFFICE. The registered office of the corporation and the resident agent in charge thereof shall be:

THE  BUSINESS ADVANTAGE, INC.
1638 Ninth Street
P. O. Box 2290
Minden, Nevada 89423-2290

Office: 702-782-4003
Fax: 702-782-6025

Offices for the transaction of any business of the corporation and where the meetings of the Board of Directors and of the shareholders may be held, and where the books of the corporation may be kept, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, the District of Columbia, or in any foreign country.

CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 25,000,000 shares of common stock with par value of $0.001 each. Each share shall have one vote. Such stock may be issued from time to time without action by the shareholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the corporation, and no paid-up stock and no stock issues as fully paid, shall ever be assessed of assessable by the corporation.

PREEMPTIVE RIGHTS.  The corporation elects to have preemptive rights.


5. DIRECTORS. The governing board of this corporation shall be known as Directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the bylaws of this corporation and the laws of the State of Nevada. The name and post office address of the members of first board of directors, which shall be one director in number, is Herman G. Herbig, P. O. Box 2290, Minden, Nevada 89423-2290.

6. BOARD OF DIRECTORS. The Board of Directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon property and franchises of the corporation.

The Board of Directors shall, from time to time, determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have the right to inspect any account, book or document of this corporation except as conferred by the Statutes of Nevada, or authorized by the Directors or by resolution of the shareholders.

The shareholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the Board of Directors or shareholders, except as otherwise required by the laws of the State of Nevada.

The corporation shall indemnify each present and future officer and director of the corporation, against all liabilities which may be incurred by or imposed on him or her in connection with any claim in which he or she may be involved by reason of any past or future action or omission as officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he or she shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director.

The shareholders of this corporation may vote to change the authorized number of directors of this corporation by a duly adopted amendment to the bylaws of this corporation.

7. INCORPORATOR. The name and post office address of the incorporator signing these Articles of Incorporation is Herman G. Herbig, Esq., P. O. Box 2290, Minden, Nevada 89423-2290.

The Undersigned, being the original incorporator herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true, and accordingly have hereunto set my hand.

DATED AND DONE  November 12, 1997

/s/Herman G. Herbig, Esq.
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HERMAN G. HERBIG, ESQ.
1638 Ninth Street
P. O. Box 2290
Minden, Nevada 89423-2290
Office: 775-782-4003
Fax:     775-782-6025

STATE OF NEVADA, DOUGLAS COUNTY: ss.

On, before me, the undersigned Notary Public, personally appeared HERMAN
G. HERBIG personally known to me as such to be the person whose name is subscribed to the within Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.



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NOTARY PUBLIC - STATE OF NEVADA

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